EXHIBIT 5.1



May 23, 2002



Agilent Technologies, Inc.
395 Page Mill Road
Palo Alto, California  94306


Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

At your request, I, Vice President, Assistant Secretary and Assistant General Counsel for Agilent Technologies, Inc., a Delaware corporation (the "Company"), am rendering this opinion in connection with the proposed issuance of up to 45,000,000 shares of common stock, $0.01 par value, of the Company (the "Common Stock"), pursuant to the Agilent Technologies, Inc. 1999 Stock Plan, Amended and Restated, effective May 21, 2002 (the "Plan").

I, or other members of the Company's Legal Department acting under my direction and under my supervision, have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

Based on such examination, I am of the opinion that, when issued and sold in the manner referred to in the Plan and pursuant to any agreements that accompany the Plan, the shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of my name wherever it appears in said Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                        Very truly yours,

                                        /s/ MARIE OH HUBER

                                        Marie Oh Huber